UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Explanatory Note

Blackstone Real Estate Income Trust, Inc. (the “Company” or “BREIT”) previously filed a Current Report on Form 8-K, dated September 26, 2019, disclosing the acquisition of the Jupiter 12 Industrial Portfolio.

This Amendment to the Current Report on Form 8-K, dated September 26, 2019, is being filed solely to provide the required audited combined statement of revenues and certain operating expenses under Rule 3-14 of Regulation S-X with respect to the Jupiter 12 Industrial Portfolio acquired by the Company, which was considered a significant asset acquisition. Additionally, this report presents the required pro forma financial information reflecting the impact of the Jupiter 12 Industrial Portfolio acquisition on the Company. The Company qualifies as a real estate investment trust for federal income tax purposes and as such, the estimated taxable operations results are excluded from this report.

The Company’s results with respect to the Jupiter 12 Industrial Portfolio may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in the Company’s Registration Statement on Form S-11 (File No. 333-225566), as amended, and under Item 1A. Risk Factors in our annual report on Form 10-K for the year ended December 31, 2018.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Real Estate Acquired
•

Unaudited combined statement of revenues and certain operating expenses for the six months ended June 30, 2019 and audited combined statement of revenues and certain operating expenses for the year ended December 31, 2018 and the related notes for the Jupiter 12 Industrial Portfolio.

(b)	Pro Forma Financial Information
•	Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2019; and
•	Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018.

Item 9.01(a)

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Blackstone Real Estate Income Trust, Inc.

New York, New York

We have audited the accompanying Combined Statement of Revenues and Certain Operating Expenses of the Jupiter 12 Industrial Portfolio (the “Portfolio”) for the year ended December 31, 2018, and the related notes (the “Historical Summary”). The properties within the Portfolio are under common ownership and management.

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Portfolio’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Portfolio for the year ended December 31, 2018, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Blackstone Real Estate Income Trust, Inc.) and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

December 12, 2019

Jupiter 12 Industrial Portfolio
Combined Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2019 (Unaudited) and the Year Ended December 31, 2018
(in thousands)
	Six Months Ended	Year Ended
	June 30, 2019 (Unaudited)	December 31, 2018
Revenues
Rental revenue	$180,511	$332,915
Other revenue	1,900	3,324
Total revenues	182,411	336,239

Certain Operating Expenses
Rental property operating	50,577	91,774
Total certain operating expenses	50,577	91,774

Revenues in Excess of Certain Operating Expenses	$131,834	$244,465
See accompanying notes to combined statements of revenues and certain operating expenses.

Jupiter 12 Industrial Portfolio

Notes to the Combined Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2019 (Unaudited) and the Year Ended December 31, 2018

1. Organization

On September 26, 2019, Blackstone Real Estate Income Trust, Inc. (“BREIT” or the “Company”) acquired a 64 million square foot, income-oriented, high-quality 95% leased industrial portfolio in well-located, in-fill locations (the “Jupiter 12 Industrial Portfolio”). The Jupiter 12 Industrial Portfolio was acquired from entities related to GLP Pte. Ltd. and other unaffiliated third parties (collectively, the “Seller”) as part of a larger 179 million square foot transaction alongside Blackstone Real Estate Partners funds, an affiliate of the Company’s sponsor, for approximately $5.3 billion, excluding closing costs.  The acquisition of the Jupiter 12 Industrial Portfolio was funded through a combination of $695.0 million of assumed debt, $2.8 billion of new mortgage debt secured by the Jupiter 12 Industrial Portfolio, and available cash.  As of September 30, 2019, the Jupiter 12 Industrial Portfolio was 95% occupied by 745 tenants including e-commerce and logistics companies such as Amazon, FedEx, and DHL, as well as Starbucks, Wayfair, and Whirlpool. The Jupiter 12 Industrial Portfolio consists of 316 industrial properties primarily located in Dallas/Fort Worth (14% of square footage), Chicago (12%), Central Pennsylvania (9%), Atlanta (8%), and Central Florida (8%).

2.  Basis of Presentation

The combined statements of revenues and certain operating expenses (the “Historical Summary”) have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the “SEC”) for inclusion in a Current Report on Form 8-K/A of the Company, and with the provisions of SEC Rule 3-14 of Regulation S-X, which require certain information with respect to real estate operations to be included with certain filings with the SEC. The Historical Summary includes the combined historical revenues and certain operating expenses of the Jupiter 12 Industrial Portfolio, exclusive of items which may not be comparable to the proposed future operations of the Jupiter 12 Industrial Portfolio subsequent to its acquisition by BREIT. Material amounts that would not be directly attributable to future operating results of the Jupiter 12 Industrial Portfolio are excluded, and the financial statements are not intended to be a complete presentation of the Jupiter 12 Industrial Portfolio’s revenues and expenses. Items excluded consist primarily of interest expense, depreciation and amortization expense, and the amortization of above or below market leases recorded in conjunction with the original purchase price accounting.

The Historical Summary for the six months ended June 30, 2019 is unaudited. In the opinion of management, the unaudited interim period includes all adjustments, which are of a normal and recurring nature, necessary for a fair and consistent presentation of the Jupiter 12 Industrial Portfolio’s results of operations. The results of operations for the unaudited interim period presented are not necessarily indicative of full year results of operations.

3. Summary of Significant Accounting Policies

Revenue Recognition—The Jupiter 12 Industrial Portfolio leases its operating properties to tenants under agreements that are generally classified as operating leases.  The Jupiter 12 Industrial Portfolio recognizes the total minimum lease payments provided for under the leases on a straight-line basis over the lease term.  Rental revenue includes amounts due from tenants for costs related to common area maintenance, real estate taxes, and other recoverable costs included in lease agreements, as primarily all of the Jupiter 12 Industrial Portfolio’s leases are triple net, and are recognized as revenue in the same period the related expenses are incurred.

Expense Recognition—Property operating expenses represent the direct expenses of operating the Jupiter 12 Industrial Portfolio and include real estate taxes, repairs and maintenance, and other property expenses that are expected to continue in the ongoing operations of the Jupiter 12 Industrial Portfolio. Real estate taxes comprise $27.8 million of total property operating expense for the six months ended June 30, 2019 and $49.2 million of total property operating expense for the year ended December 31, 2018. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates—The preparation of the Historical Summary in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates, judgments and assumptions that affect the reported amounts of revenues and certain expenses during the reporting periods presented.  The estimates, judgments and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances.  Actual results may differ from those estimates under different assumptions and conditions.

4. Future Minimum Rents

The future minimum rents to be received under non-cancelable tenant operating leases as of December 31, 2018 is summarized as follows ($ in thousands):

Years ending December 31:
2019	$319,179
2020	357,975
2021	311,574
2022	255,970
2023	196,161
Thereafter	403,236
Total	$1,844,095

The Jupiter 12 Industrial Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

In addition to minimum rents, the leases typically provide for tenant reimbursements, which reimburse the Jupiter 12 Industrial Portfolio for real estate taxes, insurance and other property operating expenses. These reimbursements are not included in the table above.

Leases can also provide for additional rent based on increases in the Consumer Price Index. Such amounts are not included in the table above

5. Future Minimum Ground Rents

The following table presents the future lease payments due under the Company’s ground leases as of December 31, 2018 ($ in thousands):

Years ending December 31:
2019	$2,394
2020	2,434
2021	2,501
2022	2,575
2023	2,578
Thereafter	139,713
Total	$152,195

6. Tenant Concentrations

No tenant comprised more than 10% of the Jupiter 12 Industrial Portfolio’s rental revenue for the six months ended June 30, 2019 or the year ended December 31, 2018.

7. Commitments and Contingencies

The Jupiter 12 Industrial Portfolio is presently not subject to material litigation nor, to management’s knowledge, is any material litigation threatened against the Jupiter 12 Industrial Portfolio.

8. Subsequent Events

Management has evaluated subsequent events through December 12, 2019, the date the Historical Summary was available to be issued.  No material subsequent events have occurred since June 30, 2019 that require recognition or disclosure in the Historical Summary.

Item 9.01(b)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Financial Statements

On September 26, 2019, Blackstone Real Estate Income Trust, Inc. (“BREIT” or the “Company”) acquired a 64 million square foot, income-oriented, high-quality 95% leased industrial portfolio in well-located, in-fill locations (the “Jupiter 12 Industrial Portfolio”). The Jupiter 12 Industrial Portfolio was acquired from entities related to GLP Pte. Ltd. and other unaffiliated third parties (collectively, the “Seller”) as part of a larger 179 million square foot transaction alongside Blackstone Real Estate Partners funds, an affiliate of the Company’s sponsor, for approximately $5.3 billion, excluding closing costs.  The acquisition of the Jupiter 12 Industrial Portfolio was funded through a combination of $695.0 million of assumed debt, $2.8 billion of new mortgage debt secured by the Jupiter 12 Industrial Portfolio, and available cash. As of September 30, 2019, the Jupiter 12 Industrial Portfolio was 95% occupied by 745 tenants including e-commerce and logistics companies such as Amazon, FedEx, and DHL, as well as Starbucks, Wayfair, and Whirlpool. The Jupiter 12 Industrial Portfolio consists of 316 industrial properties primarily located in Dallas/Fort Worth (14% of square footage), Chicago (12%), Central Pennsylvania (9%), Atlanta (8%), and Central Florida (8%).

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, are presented as if (i) the Jupiter 12 Industrial Portfolio acquisition and related financing and (ii) the sale of certain of the Company’s common stock during the nine months ended September 30, 2019 were each completed on January 1, 2018.

The following pro forma condensed consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of the Company and notes thereto presented in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018. The unaudited pro forma income statements are not necessarily indicative of what the actual operating results would have been had the Jupiter 12 Industrial Portfolio acquisition and sale of certain of the Company’s common stock occurred on January 1, 2018, nor is it indicative of future operating results of the Company.

The Jupiter 12 Industrial Portfolio is included in the Company’s consolidated balance sheet as disclosed on Form 10-Q for the period ended September 30, 2019. As such, the Company has not included a pro forma balance sheet for the acquisition of the Jupiter 12 Industrial Portfolio.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2019

(Unaudited, in thousands except per share data)

	BREIT Historical (a)	Jupiter 12 Industrial Portfolio Acquisition		Pro-forma Adjustments		BREIT Pro-forma
Revenues
Rental revenue	$750,322	$263,285	(b)	$14,029	(c)	$1,027,636
Hotel revenue	301,653	—		—		301,653
Other revenue	37,457	3,951	(b)	—		41,408
Total revenues	1,089,432	267,236		14,029		1,370,697
Expenses
Rental property operating	310,613	74,368	(b)	1,511	(d)	386,492
Hotel operating	204,468	—		—		204,468
General and administrative	12,607	—		—		12,607
Management fee	69,522	—		14,267	(e)	83,789
Performance participation allocation	106,383	—		9,827	(f)	116,210
Depreciation and amortization	505,986	—		224,918	(g)	730,904
Total expenses	1,209,579	74,368		250,523		1,534,470
Other income (expense)
Income from real estate-related securities	166,035	—		—		166,035
Gain on disposition of real estate	36,167	—		—		36,167
Interest income	2,260	—		—		2,260
Interest expense	(310,903)	—		(95,468)	(h)	(406,371)
Other income (expense)	(2,786)	—		—		(2,786)
Total other income (expense)	(109,227)	—		(95,468)		(204,695)
Net income (loss)	$(229,374)	$192,868		$(331,962)		$(368,468)
Net income (loss) attributable to non-controlling interests in third party joint ventures	$4,311	$—		$—		$4,311
Net income (loss) attributable to non-controlling interests in BREIT OP	4,342	—		2,350	(i)	6,692
Net income (loss) attributable to BREIT shareholders	$(220,721)	$192,868		$(329,612)		$(357,465)
Net income (loss) per share of common stock - basic and diluted	$(0.34)					$(0.46)
Weighted-average shares of common stock outstanding, basic and diluted	647,729,961					781,785,924	(j)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2019

(Unaudited)

(a)	Historical financial information obtained from BREIT’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019.

(b)

Represents the operating results attributable to the Jupiter 12 Industrial Portfolio for the period from January 1, 2019 through September 25, 2019, the period prior to the Company’s acquisition of the Jupiter 12 Industrial Portfolio. The operating results attributable to the Jupiter 12 Industrial Portfolio for the period from September 26, 2019 through September 30, 2019 are included in the Company’s historical operating results for the nine months ended September 30, 2019.

(c)

The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $5.1 million is made to reflect rental revenue on a straight-line basis as if the Company had acquired the Jupiter 12 Industrial Portfolio as of January 1, 2018. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization as an adjustment to rental revenue. As such, an adjustment to increase revenue in the amount of $8.9 million is made to reflect rental revenue as if the Company had acquired the Jupiter 12 Industrial Portfolio as of January 1, 2018.

(d)

The Company has engaged Link Industrial Properties L.L.C. (“Link”), a portfolio company owned by a Blackstone-advised fund, to provide services in connection with its investment in the Jupiter 12 Industrial Portfolio. For further details of the services provided by Link, see the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019. The pro forma adjustment for such services is $4.0 million.

The pro forma adjustment also includes a decrease of $2.7 million to reflect the current third-party management contracts for the Jupiter 12 Industrial Portfolio and an increase of $0.6 million in insurance expense due to increased premiums. The remainder of the adjustment relates to a decrease of $0.4 million made to reflect ground rent expense on a straight-line basis as if the Company had acquired the Jupiter 12 Industrial Portfolio on January 1, 2018.

The adjustments were made as if the contracts were in place during the nine months ended September 30, 2019.

(e)

The Company is externally managed by BX REIT Advisors L.L.C. (the “Adviser”). The Adviser is entitled to an annual management fee equal to 1.25% of the Company’s NAV, payable monthly, as compensation for the services it provides to the Company. The pro forma adjustment includes $14.3 million to reflect the management fee as if the Company had acquired the Jupiter 12 Industrial Portfolio as of January 1, 2018 and contributed to management fees for the period from January 1, 2019 through September 25, 2019.

(f)

The Company is the sole general partner of BREIT Operating Partnership, L.P., (“BREIT OP”), and substantially all of the Company’s business is conducted through BREIT OP. BREIT Special Limited Partner L.P., a wholly-owned subsidiary of The Blackstone Group, holds a performance participation interest in BREIT OP that entitles it to receive an allocation of BREIT OP’s total return to its capital account. For further details see the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018. The pro forma adjustment includes $9.8 million to reflect the performance participation allocation expense as if the Company had acquired the Jupiter 12 Industrial Portfolio on January 1, 2018 and contributed to the total return of BREIT OP from January 1, 2019 through September 25, 2019.

(g)

Represents depreciation and amortization expense on the Jupiter 12 Industrial Portfolio for the period from January 1, 2019 through September 25, 2019. The Company records depreciation and amortization on a straight-line basis. The following table details the depreciation and amortization expense for the period from January 1, 2019 through September 25, 2019 ($ in thousands):

Jupiter 12 Industrial Portfolio
Depreciation Expense	$130,692
Amortization Expense	94,226
Total	$224,918

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2019

(Unaudited)

(h)

Represents the interest expense, and the related amortization of deferred financing costs, on the Company’s borrowings utilized in order to acquire the Jupiter 12 Industrial Portfolio for the period January 1, 2019 through September 25, 2019. The following table details the pro forma interest expense adjustments by borrowing for the period from January 1, 2019 through September 25, 2019 ($ in thousands):

Jupiter 12 Industrial Portfolio
$2.8 billion mortgage loan	$68,697
$695 million assumed debt	19,595
Amortization of deferred financing costs	7,176
Pro forma adjustment to interest expense	$95,468

An increase or decrease of 1/8% on the interest rate used to calculate interest expense on the Company’s borrowings would impact interest expense by approximately $1.4 million for the nine months ended September 30, 2019.

(i)

Represents the operating results attributable to the Jupiter 12 Industrial Portfolio and the related pro forma adjustments for the period from January 1, 2019 through September 25, 2019 that were allocated to non-controlling interests.

(j)

The available cash utilized in the acquisition of the Jupiter 12 Industrial Portfolio consisted of net proceeds received from the sale of certain of the Company’s shares. The pro forma weighted average shares assume that such shares had been issued on January 1, 2018.

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2018

(Unaudited, in thousands except per share data)

	BREIT Historical (a)	Jupiter 12 Industrial Portfolio Acquisition		Pro-forma Adjustments		BREIT Pro-forma
Revenues
Rental revenue	$558,664	$332,915	(b)	$17,516	(c)	$909,095
Hotel revenue	138,433	—		—		138,433
Other revenue	26,161	3,324	(b)	—		29,485
Total revenues	723,258	336,239		17,516		1,077,013
Expenses
Rental property operating	243,093	91,774	(b)	5,815	(d)	340,682
Hotel operating	97,248	—		—		97,248
General and administrative	10,982	—		—		10,982
Management fee	42,659	—		22,505	(e)	65,164
Performance participation allocation	37,484	—		9,980	(f)	47,464
Depreciation and amortization	406,295	—		306,324	(g)	712,619
Total expenses	837,761	91,774		344,624		1,274,159
Other income (expense)
Income from real estate-related securities	55,323	—		—		55,323
Interest income	410	—		—		410
Interest expense	(233,184)	—		(133,012)	(h)	(366,196)
Other income (expense)	489	—		—		489
Total other income (expense)	(176,962)	—		(133,012)		(309,974)
Net income (loss)	$(291,465)	$244,465		$(460,120)		$(507,120)
Net income (loss) attributable to non-controlling interests in third party joint ventures	$6,188	$—		$—		$6,188
Net income (loss) attributable to non-controlling interests in BREIT OP	4,221	—		1,603	(i)	5,824
Net income (loss) attributable to BREIT shareholders	$(281,056)	$244,465		$(458,517)		$(495,108)
Net income (loss) per share of common stock - basic and diluted	$(0.91)					$(1.05)
Weighted-average shares of common stock outstanding, basic and diluted	309,686,177					470,504,299	(j)

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2018

(Unaudited)

(a)	Historical financial information obtained from BREIT’s 2018 Annual Report on Form 10-K.

(b)	Represents the operating results attributable to the Jupiter 12 Industrial Portfolio for the year ended December 31, 2018.

(c)

The Company recognizes rental revenue for operating leases on a straight-line basis over the life of the related lease, including any rent steps or abatement provisions. An adjustment in the amount of $5.5 million is made to reflect rental revenue on a straight-line basis as if the Company had acquired the Jupiter 12 Industrial Portfolio as of January 1, 2018. In addition, the Company records acquired above-market and below-market leases at their fair value and recognizes the related amortization as an adjustment to rental revenue. As such, an adjustment to increase revenue in the amount of $12.0 million is made to reflect rental revenue as if the Company had acquired the Jupiter 12 Industrial Portfolio as of January 1, 2018.

(d)

The Company has engaged Link, a portfolio company owned by a Blackstone-advised fund, to provide services in connection with its investment in the Jupiter 12 Industrial Portfolio. For further details of the services provided by Link, see the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2019. The pro forma adjustment for such services is $5.6 million.

The pro forma adjustment also includes a decrease of $0.6 million to reflect the current third-party management contracts for the Jupiter 12 Industrial Portfolio and an increase of $1.2 million in insurance expense due to increased premiums. The remainder of the adjustment relates to a decrease of $0.4 million made to reflect ground rent expense on a straight-line basis as if the Company had acquired the Jupiter 12 Industrial Portfolio on January 1, 2018.

The adjustments were made as if the contracts were in place during the year ended December 31, 2018.

(e)

The Company is externally managed by BX REIT Advisors L.L.C. (the “Adviser”). The Adviser is entitled to an annual management fee equal to 1.25% of the Company’s NAV, payable monthly, as compensation for the services it provides to the Company. The pro forma adjustment includes $22.5 million to reflect the management fee as if the Company had acquired the Jupiter 12 Industrial Portfolio as of January 1, 2018.

(f)

The Company is the sole general partner of BREIT Operating Partnership, L.P., (“BREIT OP”), and substantially all of the Company’s business is conducted through BREIT OP. BREIT Special Limited Partner L.P., a wholly-owned subsidiary of The Blackstone Group, holds a performance participation interest in BREIT OP that entitles it to receive an allocation of BREIT OP’s total return to its capital account. For further details see the Company’s 2018 Annual Report on Form 10-K for the year ended December 31, 2018. The pro forma adjustment includes $10.0 million to reflect the performance participation allocation expense as if the Company had acquired the Jupiter 12 Industrial Portfolio on January 1, 2018.

(g)

Represents depreciation and amortization expense on the Jupiter 12 Industrial Portfolio during the year ended December 31, 2018. The Company records depreciation and amortization on a straight-line basis. The following table details the depreciation and amortization expense for the year ended December 31, 2018 ($ in thousands):

Jupiter 12 Industrial Portfolio
Depreciation Expense	$177,994
Amortization Expense	128,330
Total	$306,324

(h)

Represents the interest expense, and the related amortization of deferred financing costs, on the Company’s borrowings utilized in order to acquire the Jupiter 12 Industrial Portfolio for the year ended December 31, 2018. The following table details the pro forma interest expense adjustments by borrowing for the year ended December 31, 2018 ($ in thousands):

Blackstone Real Estate Income Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2018

(Unaudited)

Jupiter 12 Industrial Portfolio
$2.8 billion mortgage loan	$95,713
$695 million assumed debt	27,301
Amortization of deferred financing costs	9,998
Pro forma adjustment to interest expense	$133,012

An increase or decrease of 1/8% on the interest rate used to calculate interest expense on the Company’s borrowings would impact interest expense by approximately $1.9 million for the year ended December 31, 2018.

(i)

Represents the operating results attributable to the Jupiter 12 Industrial Portfolio and the related pro forma adjustments for the year ended December 31, 2018 that were allocated to non-controlling interests.

(j)

The available cash utilized in the acquisition of the Jupiter 12 Industrial Portfolio consisted of net proceeds received from the sale of certain of the Company’s shares. The pro forma weighted average shares assume that such shares had been issued on January 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: December 12, 2019
	By:	/s/ Paul D. Quinlan
	Name:	Paul D. Quinlan
	Title:	Chief Financial Officer and Treasurer